EXHIBIT 99.1

STATE OF WISCONSIN	CIRCUIT COURT	DANE COUNTY
BRANCH 9

THE DIXON FAMILY LIVING TRUST,

Derivatively on behalf of TomoTherapy, Case No: 10-CV-2888
Incorporated,		Case Classification Code:
	Plaintiff,	30301 (Money Judgment) 30703 (Unclassified)

vs.

THOMAS ROCKWELL MACKIE, SAM R. LENO,
JONATHAN McCLOSKEY, JOHN T. McDONOUGH,
CARY NOLAN, CARLOS A. PEREZ,
FREDERICK A. ROBERTSON, M.D., ROY T. TANAKA,
FRANCES S. TAYLOR, LANCE C. BALK, STEPHEN HATHAWAY
and JOHN NEIS,

Defendants,

-and-

TOMOTHERAPY INCORPORATED,

Nominal Defendant.

DAVID HUH,

Derivatively on behalf of TomoTherapy, Case No. 10-CV-3595
Incorporated,		Case Classification Codes:
	Plaintiff,	30301(Money Judgment) 30703 (Unclassified)

v.

THOMAS ROCKWELL MACKIE, SAM R. LENO,
JONATHAN McCLOSKEY, JOHN T. McDONOUGH,
PAUL RECKWERDT, MICHAEL J. CUDAHY, CARY NOLAN,
CARLOS A. PEREZ, FREDERICK A. ROBERTSON, M.D.,
ROY T. TANAKA, FRANCES S. TAYLOR, LANCE C. BALK,
STEPHEN HATHAWAY and JOHN NEIS,

Defendants,

-and-

TOMOTHERAPY INCORPORATED,

Nominal Defendant.

NOTICE OF SETTLEMENT

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF TOMOTHERAPY, INC. (“TOMOTHERAPY” OR THE “COMPANY”) AS OF MARCH 4, 2011 (“CURRENT TOMOTHERAPY STOCKHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE LITIGATION, SHAREHOLDERS OF TOMOTHERAPY WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS LITIGATION IS NOT “CLASS ACTION” LITIGATION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE LITIGATION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (the “Action”) is being settled on the terms set forth in a Stipulation of Settlement dated March 4, 2011 (the “Stipulation”).1

In the Action, Plaintiffs have alleged that during the period from at least at least May 9, 2007 through approximately May 2010 (the “Relevant Period”), certain current and/or former officers and directors of TomoTherapy (the “Defendants”) breached their fiduciary duties by, inter alia, causing TomoTherapy to improperly classify the size and growth of TomoTherapy’s sales backlog. As a result, Plaintiffs allege that the Defendants knowingly or recklessly caused TomoTherapy to make a series of materially false and misleading statements and as a result, TomoTherapy suffered harm.

On April 17, 2008, TomoTherapy announced that it was lowering guidance for fiscal year 2008 because: “a growing portion of TomoTherapy’s backlog consists of multi-unit orders from forprofit entities. These customers often place orders for multiple Hi-Art treatment systems and then install the units sequentially. This process causes some of these multi-unit orders to remain in backlog longer than single-system orders.” On the trading day following the April 17, 2008 announcement, TomoTherapy’s stock fell approximately 32% from its April 17, 2008 closing price of $13.35 per share, to close on April 18, 2008, at $9.10 per share.

On February 2, 2010 and March 19, 2010, respectively, plaintiffs Dixon Family Living Trust (“DFLT”) and David Huh (“Huh”), sent stockholder demand letters to TomoTherapy’s Board of Directors (the “Board”) pursuant to Wisconsin Statute §180.0742. On March 17, 2010 and March 19, 2010, Peter Steitz and Heather Bowe also sent stockholder demand letters to the Board pursuant to Wisconsin Statute §180.0742 (referred to herein collectively with the demand letters issued upon the Board by DFLT and Huh as the “Demands”). Thereafter, on May 28, 2010 and July 9, 2010, DFLT and Huh, respectively, filed shareholder derivative complaints against the Defendants on behalf of TomoTherapy in the Court. On October 11, 2010, the Court consolidated the DFLT and Huh actions, Case Nos. 10-CV-2888 and 10-CV-3595, respectively, thus forming the Action.

In May 2010, the Settling Parties began to exchange a series of communications (including written letters, email and telephone conversations) concerning, among other things, the Demands, the Board’s investigation, and potential settlement terms. Through these communications, the Settling Parties were able to reach an agreement-in-principle on the settlement terms herein, which ultimately culminated in the proposed settlement (the “Settlement”) reflected in this Stipulation.

The Company appointed a Special Litigation Committee (“SLC”), of independent directors, duly constituted and authorized pursuant to Wis. Stat. § 180.0744(2). After conducting an investigation of the claims, the SLC has approved the Settlement as being in the best interests of the Company and its shareholders.

Each Defendant has denied and continues to deny each and all of the claims and allegations of wrongdoing made in the Action and the Demands and maintains furthermore that they have meritorious defenses. Each Defendant has expressly denied and continues to deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action and the Demands, and Defendants contend that many of the factual allegations in the Action and the Demands are materially inaccurate. Defendants also have denied and continue to deny, inter alia, the allegations that any Defendant breached any fiduciary duty or caused any damage to Plaintiffs or TomoTherapy. Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and Current TomoTherapy Stockholders. Solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, Defendants have concluded that it is desirable that the Action and the Demands be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

As detailed in the Stipulation, the Settlement includes the adoption, implementation, and/or maintenance of a variety of corporate governance reforms (the “Reforms”), including measures that relate to and address many of the underlying issues in the Action, including, but not limited to, the independence of the Board, Board and committee membership, and enhanced internal controls. These Reforms include:

1. TomoTherapy has expanded the role of the Internal Audit Manager (“IAM”) by: (i) requiring it to be held by an individual or firm not affiliated with the Company’s current external audit firm; (ii) requiring the IAM to provide a periodic report to the Board’s Audit Committee on the Company’s internal controls and Sarbanes-Oxley compliance; (iii) requiring that the IAM report directly to the Company’s Chief Financial Officer (“CFO”); and (iv) requiring the IAM to report directly to the Board’s Audit Committee at least quarterly, or as necessary.

2. TomoTherapy shall requiring its Disclosure Committee: (i) to be comprised of individuals representing various functions throughout the Company; (ii) meet quarterly and provide reports to the Chief Executive Officer (“CEO”) and CFO in support of quarterly disclosures to the public; (iii) expand its duties to include the confirmation from Company officials of TomoTherapy’s backlog figures; (iv) produce a quarterly report detailing backlog-specific issues ongoing at the Company, including specific written findings with respect to the adequacy and completeness of the Company’s disclosures regarding backlog; (v) provide the backlog report to the Audit Committee on a quarterly basis; (vi) provide the backlog report to the Board on a quarterly basis; and (vii) to make a representative available (either in person or by telephone) to report to both the Audit Committee and the Board to comment on backlog-specific issues at the request of either the Audit Committee Chairperson or by a majority vote of the independent (non-executive) directors.

3. TomoTherapy will implement a “clawback” policy, consistent with the Dodd-Frank financial reform act and supporting regulations, which shall enable the Company to recover incentive compensation from senior officers in the event of a restatement of TomoTherapy’s financial statements.

4. TomoTherapy will require the Chief Compliance Officer to: (i) attend Audit Committee meetings and provide periodic reports to the Audit Committee (those reports shall include, but not be limited to, reports on complaints and compliance program); (ii) report directly to the CEO; (iii) be made available to the Audit Committee upon request; and (iv) be made available (either in person or by telephone) to the Board as a whole upon the request of a majority of the independent (non-executive) directors.

5. TomoTherapy will develop and require training to finance and accounting personnel on revenue recognition and treatment of orders in backlog.

6. TomoTherapy’s training of finance and accounting personnel on revenue recognition and treatment of orders in backlog shall take place at least annually.

7. TomoTherapy’s Insider Trading Policy shall be amended to: (i) require all Section 16 Officers and directors obtain written approval from the General Counsel and CFO prior to trading in Company stock; (ii) require all Section 16 Officers and directors to either adopt Rule 10b5-1 Trading Plans or will be required to trade Company stock within a pre-determined window. Such window shall not include the ten calendar days prior to the release of the Company’s quarterly, semi-annual or annual financial information, or the last 15 days before the end of any fiscal quarter; and (iii) this policy shall be in effect for at least five (5) years. At the end of such time, only if a majority of the independent (non-executive) directors determines that it no longer wishes to have such a policy can such policy be changed.

8. All reforms, except those described in Item 7 (which have a longer required period of effect), shall remain in effect for not less than three (3) years, but only if the Company is subject to the rules and regulations applicable to companies whose stock is traded on a U.S. stock exchange.

IF YOU ARE A CURRENT TOMOTHERAPY STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

On May 13, 2011, at 1:00 p.m., a hearing (the “Settlement Hearing”) will be held before the Circuit Court, Branch 9, Dane County, of the State of Wisconsin, located at Room 5109, 215 S Hamilton St., Madison, WI 53703, to determine: (1) whether the terms of the Settlement, including the agreed to attorneys’ fees and expenses (the “Fee Award”), should be approved as fair, reasonable, and adequate; and (2) whether the Action should be dismissed on the merits and with prejudice.

Any Current TomoTherapy Stockholder objecting to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of March 4, 2011. Any Current TomoTherapy Stockholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on his or her own. However, no Current TomoTherapy Stockholder shall be heard at the Settlement Hearing unless no later than fourteen (14) court days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel, and TomoTherapy’s counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in TomoTherapy. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before April 25, 2011 with service on the following parties:

Plaintiffs’ Counsel

Kip B. Shuman
THE SHUMAN LAW FIRM
885 Arapahoe Ave.
Boulder, CO 80302

Counsel for Defendants and Nominal Defendant TomoTherapy, Inc.

Harold C. Hirshman
SNR Denton
233 South Wacker Drive, Ste. 7800
Chicago, IL 60606

Counsel for The Special Litigation Committee

Mark A. Cameli
Reinhert Boerner Van Dueren S.C.
1000 North Water Street, Ste. 1700
Milwaukee, WI 53202

Inquiries regarding the Settlement may be made to Co-Lead Counsel for Plaintiffs: Kip B. Shuman, The Shuman Law Firm, 885 Arapahoe Avenue, Boulder, CO 80302; telephone 303-861-3003.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

DATED March 17, 2011	BY ORDER OF THE CIRCUIT COURT, DANE COUNTY, WISCONSIN

1This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Circuit Court of Dane County, Wisconsin (“the Court”) and posted at www.tomotherapy.com. All capitalized terms herein have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).